UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2026

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2942 North 24th Street, Suite 115, #42035 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 14, 2026, Fold Holdings, Inc. ("Fold", "we," "our," or "us") received a letter (the "Letter") from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying Fold that for the last 30 consecutive business days, the closing bid price for Fold's common stock (our "Common Stock") has been below the minimum $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement").

The Letter has no effect on the listing of our Common Stock, and our Common Stock will continue to trade on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Fold has been provided an initial compliance period of 180 calendar days, or until January 11, 2027, to regain compliance with the Minimum Bid Price Requirement, which requires that the closing bid price of our Common Stock meet or exceed $1.00 per share for a minimum of ten consecutive business days (or such longer period as Nasdaq may require in its discretion). If Fold chooses to implement a reverse stock split, it must complete the split no later than 10 business days prior to the expiration of such initial compliance period, unless it is eligible for an additional 180-day compliance period.

Fold may be eligible for an additional 180-day compliance period if it (i) continues to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and (ii) provides written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period. In addition, if the Common Stock trades at or below $0.10 for ten consecutive trading days, Nasdaq will immediately issue a delisting determination under Listing Rule 5810, the Common Stock will be suspended from trading, and Fold will be ineligible for any compliance period that would otherwise be available under Rule 5810(c)(3)(A). If Fold does not qualify for the second compliance period or fails to regain compliance during the second compliance period, Nasdaq will notify Fold of its determination to delist the Common Stock.

Fold will continue to monitor the bid price of our Common Stock and will consider all available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that Fold will be able to regain compliance with the Minimum Bid Price Requirement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Fold's ability to regain compliance with Nasdaq Listing Rule 5550(a)(2), the timing of any such compliance, the actions Fold may take to regain or maintain compliance, and Nasdaq’s determination regarding Fold's continued listing and the effect thereof. Words such as “may”, “will”, “should”, “could”, “would”, “expect”, “intend”, “plan”, “believe”, “estimate”, “target”, “potential”, “continue”, “anticipate”, “seek”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, among others, Fold's ability to regain and maintain compliance with Nasdaq’s continued listing requirements, changes in Fold's market value of listed securities, general market and economic conditions, and other risks and uncertainties described under the heading “Risk Factors” in Fold’s most recent Annual Report on Form 10-K and in other filings Fold makes with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this Current Report on Form 8-K. Fold undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. For more detailed description of the risks and uncertainties affecting Fold, reference is made to Fold's reports filed from time to time with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLD HOLDINGS, INC.

	By:	/s/ Will Reeves
		Name:	Will Reeves
		Title:	Chief Executive Officer

Dated: July 17, 2026